Exhibit 99.1
Dana Holding Corporation Reduces Debt and
Refinances Secured Term Loan with $750 million in Senior Unsecured Notes;
Receives Commitment for a New Five-year $500 million Revolving Credit Facility;
Receives Upgraded Credit Rating of BB- from Standard & Poor’s
MAUMEE, Ohio — January 28, 2011 — Dana Holding Corporation (NYSE: DAN) today announced that it has completed the refinancing of its capital structure. Dana has paid down debt and replaced its secured term loan with $750 million in senior unsecured notes in a registered notes offering. Dana has also received lender commitments for a new $500 million revolving credit facility with a five-year maturity. Additionally, Standard & Poor’s upgraded Dana’s credit rating to BB- earlier in the week reflecting an improved credit profile.
Due to the strong demand, Dana upsized the initial offering of $700 million and placed $750 million in senior notes, $400 million at 6.5 percent due in 2019 and $350 million at 6.75 percent due 2021.
Dana continues the positive momentum of delivering results and strengthening its capital structure with this latest action. The company also voluntarily contributed $50 million to its U.S. pension plans in December 2010.
Over the last two years, Dana has restructured its operations, lowered its break-even point by approximately 35 percent, and improved operating results. The company plans to continue to deliver strong margins and positive cash flow through:
▶	Sustaining its tenacity in operational improvements,

▶	Growing the business — with projected 50 percent growth over the next five years, and

▶	Further improving margins and maintaining a strong balance sheet.
“We are very pleased with the results and progress made over the past several years, said Dana Chief Financial Officer and Executive Vice President Jim Yost. “We have been able to capitalize on our improved credit ratings, operational performance, and our strong financial position to successfully recapitalize the business. The market response to Dana’s offering was tremendous.”
Through this refinancing, Dana significantly extends debt maturity, reduces ongoing interest cost, increases financial flexibility for growth, and diversifies the lender base. The refinancing largely eliminates secured debt from the capital structure and reduces leverage.
Citigroup Global Markets Inc.; Wells Fargo Securities, LLC; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Barclays Capital Inc.; Deutsche Bank Securities Inc.; ING

Financial Markets LLC; and UBS Securities LLC acted as joint-bookrunners of the offering.
This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.
Forward-Looking Statements
Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.
Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.
About Dana Holding Corporation
Dana is a world leader in the supply of driveline products (axles and driveshafts), power technologies (sealing and thermal-management products), and genuine service parts for light and heavy manufacturers. The company’s customer base includes virtually every major vehicle manufacturer in the global automotive, commercial vehicle, and off-highway markets. Based in Maumee, Ohio, the company employs some 22,500 people in 26 countries and has projected 2010 sales of approximately $6.1 billion. For more information, please visit: www.dana.com.

Financial Contact
Lillian Etzkorn:	(419) 887-5160

Media Contact
Chuck Hartlage:	(419) 887-5123
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